Exhibit 99.2

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the "Agreement") is made as of the 29 day of September, 2017, between COPsync, Inc. ("Seller"), and Kologik Capital, LLC ("Purchaser").

RECITALS:

WHEREAS, Seller will shortly file a voluntary bankruptcy petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Louisiana (the "Bankruptcy Court") entitled In re COPsync, Inc. (the "Bankruptcy Case");

WHEREAS, Seller entered into a series of loan transactions with Dominion Capital LLC, a Delaware limited liability company ("Dominion"), including without limitation the following:

1)	12% Original Issue Discount Senior Secured Convertible Promissory Note due September 23, 2017 in the principal amount of $631,579, original issue date September 23, 2016 ;

2)	10% Original Issue Discount Senior Secured Convertible Promissory Note Due November 14, 2017 in the principal amount of $388,888.88, original issue date February 14, 2017;

3)	10% Original Issue Discount Senior Secured Convertible Promissory Note Due December 20, 2017 in the principal amount of $275,000, original issue date March 20, 2017;

(collectively, the "Existing Loans");

WHEREAS, as security for the Existing Loans and all other related obligations due, Seller granted a security interest in the collateral as defined in the security agreements which consists of substantially all property of the Seller, which includes without limitation, the following:

1)	Security Agreement dated September 26, 2016;

2)	Intellectual Property Security Agreement dated September 26, 2016 (collectively, the "Security Agreements")

WHEREAS, the Existing Loans and the Security Agreements were assigned to Purchaser via that Assignment Agreement by and between Dominion and Purchaser dated September 29, 2017 (the "Assignment");

WHEREAS, Seller requires additional capital to be utilized in accordance with orders approved in the Bankruptcy Case;

WHEREAS, Dominion and Purchaser have formed Kologik Finance Partners, LLC ("KFP") in order to provide loans for the required additional capital to Seller, and in order to secure the additional capital loans, Seller will grant a first priority security interest in all assets, all in accordance with this agreement and in accordance with orders issued by the Bankruptcy Court in the Bankruptcy Case;

WHEREAS, KFP agreed to lend up to $300,000 to Seller on a revolving basis for post-bankruptcy operating expenses (the "DIP Loan");

WHEREAS, Purchaser is a 50% member of KFP;

WHEREAS, $150,000 of the DIP Loan was funded by Purchaser;

WHEREAS, Seller is the owner, operator, provider of software and technology services from offices located in Louisiana and Texas (the "Business");

WHEREAS, contemporaneously with the execution of this Agreement, Seller shall file a motion seeking the approval of the sale of the Purchased Assets (as defined below) (the "Sale Motion");

WHEREAS, Purchaser desires to purchase the majority of the Seller's assets relating to the Business (excluding the Excluded Assets, the "Purchased Assets") including without limitation, those assets listed on Exhibit "A", but, notwithstanding anything else herein, excluding those assets listed on Exhibit "B" (the "Excluded Assets"), from Seller, who desires to sell the Purchased Assets to Purchaser, in accordance with the terms, covenants and conditions set forth in this Agreement, subject to and contingent upon the following:

(a)
Entry of an appropriate order or judgment of the Bankruptcy Court that authorizes and approves this Agreement and Seller's sale to Purchaser of the Purchased Assets free and clear of all liens, claims, and encumbrances of whatever kind or nature, with any such liens, claims, and encumbrances to attach to the proceeds of the sale in the order of priority of such liens, claims, and encumbrances, which order may be, in the discretion of Seller, in connection with an order or judgment of the Bankruptcy Court confirming a plan of reorganization for and/or liquidation of Seller (the "Sale Order"). The Sale Order must grant Purchaser protections under Section 363(m) of the Bankruptcy Code; and

(b)	Satisfaction of such other conditions to closing as specified in Section 3(a) of this Agreement.

NOW, THEREFORE, in consideration of the terms, covenants and conditions as hereinafter set forth, the parties (the "Parties") agree as follows:

1.          Agreement to Sell and Purchase.

a.           Seller agrees to sell, convey and assign all of Seller's right, title, and interest in and to the Purchased Assets to Purchaser (the "Sale"), and Purchaser agrees to purchase, accept and assume such right, title and interest in and to the Purchased Assets, no later than five (5) calendar days following the date that the Sale Order is rendered (such date on which the Purchased Assets are sold hereunder, the "Closing Date"); provided, Purchaser's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of such other conditions to closing as are specified in Sections 3 and 4 of this Agreement as of the Closing Date.

b.           Purchaser understands that this Agreement will be disclosed to the Bankruptcy Court and filed publically.

c.           As provided in the Sale Motion, Seller shall, in consultation with and the consent of Purchaser and in connection with this Agreement, seek an order from the Bankruptcy Court approving the assumption and assignment of such unexpired leases and/or executory contracts of Seller ("Seller's Contracts") to the Purchaser as designated in Exhibit "C." In the event of such an order approving assumption and assignment to the Purchaser, the Purchaser shall pay, as part of the Purchase Price consideration herein, all assumption and cure costs, if any, required for those Seller's Contracts being assumed by the Purchaser. The fact that such an order approving assumption and assignment to the Purchaser is not entered shall have no effect on the Parties' obligations to close hereunder.

d.           Sale Order.  Time is of the essence for Purchaser to perform all of the obligations required on its part to be performed under this Agreement by the Closing Date. Purchaser has a one-time right to extend the Closing Date for up to fourteen (14) calendar days from the date upon which all of the conditions to closing set forth in Sections 3(a) are satisfied. The Closing Date may otherwise only be extended upon agreement of the Parties.

2.          Amount and Manner of Payment of Purchase Price.

a.          Purchaser agrees to pay the following consideration for the acquisition of the Purchased Assets (the "Purchase Price"), which the Parties agree will be valued at a minimum of $2,400,000.00, breaking out as follows:

(i) $1.0 million in credit from the Existing Loans;
(ii) $300,000 in credit from Purchaser's satisfaction of the KFP DIP Loan;
(iii) $600,000 in cash, payable within sixty (60) days from the Closing; and
(iv) Ten (10) percent of the membership interests in its parent company, Thinkstream Acquisition, LLC d/b/a Kologik ("Kologik"), with a three (3) year option for redemption right exercisable by Seller or its assigns at $1,000,000, which Seller values at a minimum of $500,000 as of the date hereof

b.          If Seller is unable to obtain the Sale Order on or before sixty (60) days from the petition date (as such date may be extended upon the mutual agreement of the parties, the "Drop

Dead Date"), or is otherwise unable to perform its obligations under this Agreement and satisfy the other closing conditions set forth in Section 3(a) below on or before the Drop Dead Date, in each case despite its good faith and diligent efforts, which it hereby covenants to make, each Party shall have the right to cancel this Agreement upon written notice to the other Party and this Agreement will wholly cease and terminate and neither Party will have any further claim against the other under this Agreement, except as to those provisions that, by their express terms, survive termination. Purchaser's exclusive remedy for Seller's inability to timely obtain the Sale Order or for Seller's inability to timely perform its obligations hereunder and satisfy the other closing conditions set forth in Section 3(a), so long as Seller proceeds in good faith and uses its commercially reasonable efforts to obtain entry of the Sale Order, is to terminate this Agreement.

c.           Any and all Purchased Assets, rights or interests that may be referred to in this Agreement will be conveyed by a bill of sale and assignment and assumption agreement to be delivered hereunder, which bill of sale and assignment and assumption agreement will be consistent with the terms of Sections 1(c), 4(b), and 4(c) hereof (the "Bill of Sale"). This provision shall survive Closing.

d.           Any Purchased Asset(s) that is/are owned by any officer, owner, or employee of Seller at its office locations or other premises, is excluded from this Agreement. Any such Excluded Asset(s) is/are expressly listed on Exhibit "B." Any and all insurance proceeds for claims arising prior to the Closing, irrespective of the date of receipt of such insurance proceeds, are excluded from this Agreement and remain the property of Seller's bankruptcy estate. All assets set forth in Exhibit "B" are expressly excluded from the sale to the Purchaser. This provision shall survive Closing.

3.          Bankruptcy Court Approval; Other Closing Conditions.

a.          Each Party's obligations to close under this Agreement are entirely subject to, and contingent upon, approval of the transaction embodied in this Agreement by the Bankruptcy Court, as may be reflected in the Sale Order and such order not being subject to a stay. Seller will utilize its commercially reasonable efforts to timely obtain Bankruptcy Court approval of the Sale Motion which will refer to this Agreement. Purchaser will cooperate and assist Seller as necessary, including providing witnesses (at its own cost and expense) for any evidentiary hearing, relating to obtaining the Sale Order. On request, Seller will consult with the Purchaser regarding the procedures and motions it will utilize in seeking the Sale Order approving the sale of the Purchased Assets contemplated by this Agreement. Without limitation of the foregoing, Purchaser's obligations under this Agreement are subject to, and contingent upon, satisfaction of the following conditions:

(1)
the representations and warranties of Seller hereunder shall be true and correct at and as of the date of the Closing, except in all cases where the failure of such representations and warranties to be true and correct is not or does not cause a Material Adverse Effect; and

Seller shall have performed and complied, in all material respects, with all covenants to be performed by Seller hereunder, except in all cases where the failure of Seller to comply is not or does not cause a Material Adverse Effect. For purposes hereof, a "Material Adverse Effect" shall mean any adverse change or effect to (or as reasonably expected to) the value of the Purchased Assets by more than fifteen (15%) percent.

4.          Conditions of Sale.

a.           Purchaser's obligations hereunder are not conditioned or contingent upon Purchaser obtaining financing from any source.

b.           Except to the extent that a representation is made specifically elsewhere in this Agreement, Seller has not made and does not make any representations as to the physical condition, rents, leases, expenses, operations, properties, premises, assets, or any other matter or thing affecting or related to the Purchased Assets or this transaction, which might be pertinent to the purchase of the Purchased Assets or the execution of this Agreement, and Purchaser affirmatively waives any rights and claims for recovery or reduction of the Purchase Price or any portion thereof. Specifically, and not by way of limitation, except to the extent that a representation is made specifically elsewhere in this Agreement, Seller has not made, and does not make, any representations as to (i) the current or future tax liability, assessment or valuation of any of the Purchased Assets; (ii) the present and future condition and operating state of any and all of Seller's properties; (ii) the status of any of Seller's Contracts or agreements; or (iv) the presence or absence of any laws, ordinances, rules or regulations issued by any governmental authority, agency or board and any violations thereof. Purchaser hereby expressly acknowledges that no such representations have been made. Seller is not liable or bound in any manner by expressed or implied warranties, guaranties, promises, statements, representations or information pertaining to the Purchased Assets made or furnished by any broker, agent, employee, servant or other person representing or purporting to represent Seller unless such warranties, guaranties, promises, statements, representations or information are expressly and specifically set forth herein. All understandings and agreements heretofore had between the Parties are merged in this Agreement, which alone fully and completely expresses their agreement.

c.           Purchaser has inspected the Purchased Assets, and covenants and agrees to accept possession of the Purchased Assets in its/their "as is", "where is" condition on the date of this Agreement, subject to normal or reasonable use, wear and tear and deterioration through Closing. Seller is not obligated to make any repairs, alterations, improvements or additions thereto whatsoever. Seller provides no warranties or indemnities to Purchaser whatsoever, even as to a return of the Purchase Price.

d.           The sale is being made in accordance with the provisions of Bankruptcy Code §363 (and may be effectuated in connection with a plan and disclosure statement, if applicable, depending upon the circumstances of the Bankruptcy Case) with the Purchased Assets to be sold free and clear of all liens, claims, and encumbrances of whatever kind or nature (the "Liens"), with Liens, if any, to attach to the net proceeds of the Purchase Price, in the order of priority of such Liens as they existed on the filing date of the Bankruptcy Case or as otherwise provided by law or order of the Bankruptcy Court.

e.           The Sale is being made subject to the Bankruptcy Court having entered an order (a) approving bid procedures, substantially the same as those attached hereto as Exhibit "D", including without limitation, Purchaser's $100,000.00 breakup fee and preservation of Purchaser's right to credit bid the Existing Loans and Security Agreements that were assigned to Purchaser and (b) setting the Sale Hearing on a date that is within the Drop Dead Date.

f.           Purchaser is not assuming any obligations or liabilities of Seller other than the obligations under any of the assumed Seller's Contracts. All other obligations and liabilities of Seller are being retained by Seller and Seller's estate.

5.          The Closing.

(a)           The closing documents will be delivered at the office of Stewart Robbins & Brown, LLC at 10:00 a.m. Central Time on or before the Closing Date, with such delivery of the Bill of Sale and receipt sometimes referred to herein as the "Closing".

(b)           Purchaser will have a one-time right to adjourn the Closing for fourteen (14) calendar days from the date upon which all of the conditions to closing set forth in Section 3(a) or elsewhere in this Agreement are satisfied; thereafter, Purchaser will not have a right to further adjourn the Closing, with time being of the essence with respect to Purchaser's obligations to pay the Balance of the Purchase Price at the Closing and accept the Bill of Sale on the Closing Date. Such right to adjourn will be exercised by notice of such exercise given by the respective Party in accordance with the provisions of this Agreement governing the giving of notice, provided that notice of exercise may be given orally if exercise is made at the date, time and place then scheduled for Closing and confirmed by the transmission of written notice on such date in accordance with such provisions.

(c)           At Closing, Purchaser will deliver: (i) the cash portion of the balance of the Purchase Price; (ii) the Bill of Sale; (iii) the documents evidencing the ten (10%) percent membership interest in Kologik, with redemption rights, with terms and conditions reasonably acceptable to the Parties; (iv) the documents evidencing the release of the DIP and the amount of the credit bid of the Existing Loans and Security Agreements; and (v) any such other documents reasonably necessary to effectuate this Agreement and the Closing on the sale of the Purchased Assets.

(d)           At Closing, Seller shall deliver to Purchaser: (i) the Sale Order; (ii) the Bill of Sale; and (iii) all such other standard and customary documents necessary to effectuate this Agreement and the Closing on the sale of the Purchased Assets as reasonably requested by Purchaser.

6.          Adjustments and Prorations; Access to Books and Records; Etc.

(a)           The following, if applicable, are to be apportioned as of midnight of the date before Closing Date: (i) property taxes on the Purchased Assets and (ii) any other charges agreed to by the Parties.

(b)           In the event that subsequent to the Closing Date, the Purchaser, or its agent,

receives any payment for goods and/or services rendered by Seller for the period prior to the Closing Date, Purchaser shall immediately transmit same to Seller with a written description of the source thereof, including a copy of the check from the customer or client, as applicable. In the event that subsequent to the Closing Date, Seller receives any payment for goods and/or services rendered by the Purchaser for the period on and after the Closing Date, Seller shall promptly remit such amount to Purchaser with a written description of the source thereof, including a copy of the check from the customer or client, as applicable.

(c)           Following the Closing, Purchaser shall, upon the reasonable request of Seller, provide Seller with reasonable access to the books and records of Seller included in the Purchased Assets, as needed by Seller to continue his administration of the Bankruptcy Case. Seller may retain such books and records related to tax matters and claims of Seller, the estate, or Seller.

(d)           This Section 6 shall survive the Closing.

7.          Notices.

Any notice or demand required by, or desired to be sent under, this Agreement must be in writing and must be sent, to the Party at its address set forth in the preamble by mailing the same by express mail, or delivery by Federal Express or by other nationally recognized overnight courier using a written receipt or other valid written proof of delivery, or by hand delivery using a written receipt. The attorneys for the Parties may give notices or demands on behalf of their respective clients. Either Party may designate by written notice, in writing, a new or other address to which notices or demands are thereafter to be sent. Copies of all notices will be sent as follows:

If to Seller, a copy will be sent to:

COPsync, Inc.
c/o Danielle Pellegrin and Ron Bienvenu
400 Poydras Street, Suite 2100
New Orleans, LA 70130

with a copy to Seller's legal counsel:

Adams and Reese LLP
4500 One Shell Square
 701 Poydras Street
New Orleans LA 70139
Attention:   John M. Duck
Telephone: 504.585.0226
Facsimile:   (504) 566-0210
Email:          John.Duck@arlaw.com

If to the Purchaser, a copy will be sent to:

Kologik Capital, LLC
2638 S. Sherwood Forest, Suite 222
Baton Rouge, Louisiana 70816
Attention:   Matthew D. Teague, Chief Executive Officer
Telephone:  (225) 361-8420 (office)
Telephone:  (225) 892-4137 (cell)
Facsimile:     (225) 361-8421
Email: matthewdteague@gmail.com

with a copy to Purchaser's legal counsel:

Stewart Robbins & Brown, LLC
c/o Brandon A. Brown
One American Place
301 Main Street, Suite 1640
Baton Rouge, LA 70801
Tel.: (225) 231-9998
Fax: (225) 709-9467
bbrown@stewartrobbins.com

8.          Broker.

Purchaser represents that it has not dealt with any broker, salesperson or finder in connection with the transaction evidenced by this Agreement, or other Party who may claim to have a fee due for introducing Purchaser to the Purchased Assets.

9.          Seller's Representations and Warranties.

(a)          Seller makes the following representations and warranties to Purchaser in connection with the Purchased Assets, to Seller's actual knowledge:

(1)           Subject to the entry of the Sale Order and it not being subject to a stay, Seller has the legal power, right and authority to enter into this Agreement and to consummate the transaction contemplated hereby.

(2)           Except for Purchaser's rights hereunder no person, firm or entity, has any rights to acquire the Purchased Assets or any part thereof.

(3)           Seller has good and valid title to the Purchased Assets and at the Closing Seller will convey the Purchased Assets to the Purchaser and vests in the Purchaser good and valid title to the Purchased Assets, free and clear of all liens, claims and encumbrances, if any.

(b)          The foregoing representations will survive the Closing.

9.          Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller that:

(a)           Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The individual executing this Agreement on behalf of Purchaser has the legal power, right, and actual authority to bind Purchaser to the terms and conditions of this Agreement.

(b)           As of the date hereof, all necessary action has been taken by Purchaser in connection with the entering into this Agreement and the consummation of the transactions contemplated hereby.

(c)           This Agreement and all documents required hereby to be executed by Purchaser are and will be valid, legally binding obligations of and enforceable against Purchaser in accordance with their terms.

(f)          Purchaser: (i) has had an opportunity to conduct any and all due diligence regarding the proposed acquisition prior to making its bid; (ii) has relied solely upon its own independent review, investigation and/or inspection of any documents in making its bid or that of any of its legal, financial or other advisors; (iii) did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the business of Seller or the proposed sale, or the completeness or accuracy of any information provided in connection therewith, except as expressly stated in the representations and warranties contained in this Agreement as ultimately accepted and executed by Seller; and (iv) accepts and consents to the Bidding Procedures and acknowledges the Bankruptcy Court's exclusive jurisdiction to resolve issues related thereto.

10.          Limitation on Liability of Seller and Seller's Estate.

(a)           Subject to Section 3, if Seller is unable, in good faith, to convey title to the Purchased Assets in accordance with the provisions of this Agreement for any reason, the sole obligation and liability of Seller hereunder will be to terminate this Agreement, and thereupon all rights and obligations hereunder, by either Party against the other will cease and terminate, and this Agreement will be null and void, except to the extent that this Agreement provides for their survival after termination.. Seller will not be required to bring any action or proceeding or otherwise to incur any expense in order to convey title to the Purchased Assets to the Purchaser. Purchaser, without reduction of, or credit or allowance against the Purchase Price and without any liability on the part of Seller, may accept such title to the Purchased Assets as Seller is able to convey. If there is any conflict between the provisions of this subparagraph and any other provision of this Agreement, then the provisions of this subparagraph and Section will govern and predominate.

(b)           Purchaser waives any right it may have to bring an action against Seller, its remedy being limited to termination of this Agreement, so long as Seller proceeds in good faith. Purchaser expressly waives the right to take any action that would adversely affect Seller's ability to convey title to the Purchased Assets free and clear of any claim of Purchaser. This

Agreement is "non-recourse" as to Seller and Seller's bankruptcy estate. The provisions of this section will survive the Closing or other termination of this Agreement.

11.          Maintenance of Premises through Closing and other Pre-Closing Covenants.
Between the date hereof and the date of Closing, subject to compliance with the Bankruptcy Code and authorization by the Bankruptcy Court (if necessary), Seller shall:

(a) use commercially reasonable efforts to maintain the Purchased Assets until Closing in full force and effect;

(b) maintain the current insurance policies (or renewals thereof) in full force and effect until the Closing;

(c) permit Purchaser or Purchaser's agents to inspect the Purchased Assets from time to time to prepare for Purchaser's operation of the Business following the Closing, provided that (a) Purchaser gives Seller reasonable advance notification of the intention to conduct any such inspection, and (b) such inspection does not unreasonably impede the normal day-to-day business operation of Seller's Business;

(d) not enter into any new lease or any amendment of any existing lease (including for Seller's office locations) without Purchaser's consent, with such consent not to be unreasonably withheld;

(e) promptly notify Purchaser of (a) any fact, change, condition, circumstance, event, development, occurrence or non-occurrence that has caused or is reasonably likely to cause any representation or warranty in this Agreement made by Seller to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Closing, and (b) any failure on Seller's part to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder.

12.          Successors and Assigns. This Agreement will be binding upon, and will inure to the benefit of, the respective Parties and their successors and permitted assigns. Purchaser's rights under this Agreement may not be assigned without the prior written consent of Seller in each instance (which Seller may grant or withhold in Seller's absolute discretion) and any assignment or attempted or purported assignment made without such consent will be null and void and of no force or effect and will constitute a non-curable default by Purchaser, subject to the provisions of this Agreement. Purchaser may, however, assign its rights under this Agreement, immediately before the Closing, simultaneously with the payment of the cash portion of the Balance of the Purchase Price to Seller, to any entity owned or controlled by Purchaser. No such permitted assignment will relieve Purchaser of any of its obligations under this Agreement.

13.          Prohibition Against Recordation. Purchaser may not record this Agreement and any recordation or attempted recordation by Purchaser hereof will be void and of no effect and will constitute a non-curable default by Purchaser under this Agreement entitling Seller to terminate this Agreement, subject to the provisions of this Agreement.

14.          Transfer Taxes. To the extent that any applicable transfer taxes are not exempt from payment under Bankruptcy Code §1146(a) or other applicable law, rule or regulation, any transfer taxes that are due in connection with this transaction will be paid at Closing by Purchaser. This provision shall survive closing.

15.          No Lien. No lien or encumbrance will arise against the Purchased Assets in favor of Purchaser from this Agreement.

16.          Entire Agreement; Construction. This Agreement, which includes the Recitals and the Exhibits hereto, constitutes the entire agreement between the Parties and there are no other covenants, promises or agreement, written or oral, and no agent of either Party has the authority to make representations or other agreements, verbal or written which modify or vary the terms or conditions of this Agreement. This Agreement supersedes and cancels any and all negotiations, arrangements, agreement and understandings, if any, between the Parties hereto. This Agreement will be deemed to have been jointly drafted by the attorneys for both Parties and will be construed neither for nor against Seller or Purchaser. The singular will include the plural, and vice versa, and masculine, feminine and neuter pronouns will be fully interchangeable, where the context so requires. References to "hereof' or "hereunder" set forth in this Agreement will refer to this entire Agreement and not to the section or subsection in which they appear unless there is no reasonable construction to that effect.

17.          Modification. This Agreement may not be changed or terminated orally. The provisions hereof will apply to and bind the heirs, executors, administrators, successors and permitted assigns of the respective Parties.

18.          Enforceability.          If any provision of this Agreement is determined to be unenforceable or invalid, such invalidity or unenforceability will not affect the remaining provisions of this Agreement, as the provisions of this Agreement are intended to be and will be severable. It is the intention of the Parties that if any provision of this Agreement is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision will have the meaning that renders it valid.

19.          Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions will nevertheless be binding upon the Parties with the same force and effect as though the void or unenforceable part had been severed and deleted.

20.          Waiver. Any failure by a Party to insist upon strict performance by the other Party of any of the provisions of this Agreement will not be deemed a waiver of any of the provisions of this Agreement, despite the number of violations or breaches that may occur, and such Party, notwithstanding any such failure, will have the right thereafter to insist upon strict performance by the other Party of any and all of the provisions of this Agreement to be performed by such other Party.

21.          Binding Effect. Seller's delivery of this Agreement for inspection by Purchaser is not an offer and does not create any rights in favor of Purchaser or others or create any obligation upon Seller. This Agreement will have no force or effect unless and until it has been fully executed, delivered, exchanged by the Parties, and approved by the Bankruptcy Court.

22.          Construction; Governing Law; Venue. The provisions of this Agreement will be governed by, and construed and enforced according to, the laws of the State of Louisiana applicable to agreements made and to be performed wholly therein and applicable federal law. The Parties hereby consent to the jurisdiction of the courts of the State of Louisiana and the Bankruptcy Court. Any action or proceeding arising out of this Agreement will be brought exclusively in the Bankruptcy Court and the Purchaser consents to the jurisdiction and venue of the Bankruptcy Court. This Agreement will be construed and interpreted without regard to any presumption or other rule requiring construction or interpretation against the Party causing this Agreement to be drafted.

23.          Waiver of Jury Trial. Except as prohibited by law, the Parties waive trial by jury in any litigation arising out of, or connected with, or relating to, this Agreement or the relationship created hereby. With respect to any matter for which a jury trial cannot be waived, the Parties agree not to assert any such matter as a counterclaim in, nor move to consolidate such claim with, any action or proceeding in which a jury trial is waived.

24.          Survival. No provision of this Agreement will survive the closing, except those obligations expressly stated therein to survive or to be performed subsequent to the Closing Date.

25.          Counterpart Execution. This Agreement will not be binding unless a fully executed counterpart has been delivered to each of the Parties. This Agreement may be executed in counterparts and by facsimile or electronic (email) signature. This Agreement is subject to Bankruptcy Court approval.

26.          Section Headings. The section headings used herein are for convenience of reference only and will not limit or define the provisions of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first above written.

Seller:
COPsync, Inc.

By: /s/ Rodney Bienvenu

Purchaser:

Kologik Capital, LLC

By: /s/ Matthew D. Teague
 Its: Chief Executive Officer

Name: Matthew D. Teague

Exhibit A
Purchased Assets

All of Seller's property other than those assets specifically excluded in Exhibit B, including without limitation:

All of Seller's cash and cash equivalents, securities, investments, deposits and funds held in escrow, including lease deposits;

All of the furniture, fixtures, equipment and other tangible personal property of Seller used in the Business and situated in Seller's office locations, which assets are more particularly described in Schedule B to Seller's Schedules of Assets and Liabilities filed in the docket of this Bankruptcy Case with the Bankruptcy Court attached hereto.

All of Seller's right, title and interest in and to Seller's Contracts.

All of Seller's right, title and interest in and to those patents registered in the name of Seller used in the operation of the Business, which patents are more particularly described in Schedule B to Seller's Schedules of Assets and Liabilities filed in the docket of this Bankruptcy Case with the Bankruptcy Court.

All of Seller's patents, trademarks and other intellectual property and all accessions, additions, replacements, and substitutions thereto.

All of Seller's intangible rights and property of Seller used in the operation of the Business (including the name "COPsync" and all derivations thereof, and all registered and unregistered patents, trademarks, service marks, logos and applications for the foregoing), and the good-will and going concern of Seller in relation to the Business.

All books and records of Seller used in the operation of the Business other than those that Seller deems necessary for the ongoing administration of the Bankruptcy Case (the "Excluded Books and Records") and the organizational documents and corporate records of Seller; it being understood and agreed that the Excluded Books and Records will be transferred to Purchaser following the completion of Seller's administration of the Bankruptcy Case.

All claims of Seller against third Persons, whether choate or inchoate, known or unknown, contingent or non-contingent related to any period prior to the Closing, including all proceeds from prompt pay complaints, other than tort claims and Chapter 5 claims;

All accounts receivable of Seller for services rendered prior to the Closing;

Capital Stock of or owned by Seller;

All rights under contracts of Seller

Exhibit B
Excluded Assets

All claims of Seller for refunds of taxes and tax credits and other governmental charges of whatever nature related to any period prior to the Closing;

Tort and Chapter 5 Claims
All bank, brokerage and similar accounts and all lockboxes in the name of Seller;

The minute books, stock records and corporate seal of Seller;

All insurance benefits relating to any period prior to the Closing, including rights and proceeds arising from or relating to the Assets;

The Excluded Books and Records, subject to Seller's obligation to transfer and deliver them to Purchaser upon his completion of the administration of the Bankruptcy Case.

Brandon-COPsync, LLC receivable

Vehicles and other rolling stock

All privileged communications

All rights related to Seller's relationships with counsel

Exhibit D
Bid Procedures

The following Bid Procedures shall govern the bidding and the Auction, if any, with respect to the Sale of the Purchased Assets:

a.     Qualified Bids. Each bidder other than Purchaser shall, on or before five ( 5 p.m.) pm CDT on the date established by the Court (the "Bid Deadline"), deliver to the Debtor's counsel via email to Mr. John M. Duck, john.duck@arlaw.com, to be eligible to participate in the Auction of the Purchased Assets, a bid, which bid unless otherwise decided by the Debtor in its reasonable discretion shall only be considered a qualified bid (a "Qualified Bid") if the bidder (a "Qualified Bidder") complies with, and such Qualified Bid contains all, of the following:

i.
An executed confidentiality agreement in a form reasonably satisfactory to the Debtor, which shall include appropriate and customary protections associated with confidential and proprietary information and inure to the benefit of the Successful Bidder (as defined below);

ii.
A cash deposit of 10% of the purchase price (the "Deposit"), which will be held by the Debtor's bankruptcy counsel in its client trust account with no interest due to the bidder as a refundable deposit for application against the purchase price at the closing of the transaction, or returned to the bidder within five (5) business days following conclusion of the Auction, unless the bidder is the Successful Bidder or the next best bidder (the "Backup Bidder") whose Deposits shall be held as set forth below;

iii.
An executed asset purchase agreement on substantially the terms of, or on terms more favorable to the Debtor than those set forth in the Overbid APA attached to the Bid Procedures Order as Exhibit A, which Overbid APA shall (a) specify the amount of cash or other form of consideration offered by the bidder for the Purchased Assets, with a minimum initial bid comprised of two components: (i) a cash bid of $2,100,000.00 (computed as Purchaser's $1,000,000.00 credit bid, plus Purchaser's assumption of the $300,000.00 DIP Facility, plus Purchaser's $600,000 bid of cash, plus Purchaser's $100,000.00 breakup fee, plus the $100,000.00 minimum overbid increment) and (ii) a cash or other consideration bid that the Debtor in its reasonable discretion considers to equal in value Purchaser's ten (10) percent membership interest and associated option, which membership interest and option will have a minimum value for the purposes of this Sale of $500,000.00 ((a)

and (b) collectively the "Minimum Overbid") (b) constitute an irrevocable offer by such the bidder to complete its proposed purchase upon the terms set forth therein, and must be irrevocable until closing of the Sale of the Purchased Assets, (c) include a copy of a board resolution or similar document demonstrating the authority of the bidder to submit an offer to purchase the Purchased Assets on the terms proposed by such the bidder and identifies the officer(s) or authorized agent(s) appearing on behalf of the bidder, and (d) include information demonstrating to the Debtor that the bidder has the financial wherewithal to close the transaction;

iv.	A disclaimer of any right of the bidder to receive a fee analogous to a break-up fee or to compensation under Section 503(b) of the Bankruptcy Code for making a substantial contribution; and

v.	Such other information reasonably requested by the Debtor.

vi.	The Debtor shall provide copies of all bids that it considers to be Qualified Bids to each Qualified Bidder upon receipt.

b.
Qualified Bidders. The Debtor shall determine whether a bid qualifies as a Qualified Bid. Unless otherwise decided by the Debtor in its reasonable discretion, only those persons other than Purchaser who have submitted a Qualified Bid in compliance with this Bid Procedures Order shall be a Qualified Bidder. Purchaser is a Qualified Bidder.

c.
Due Diligence. Upon execution of the Confidentiality Agreement, any prospective bidder that wishes to conduct due diligence on the Debtor or its assets shall be granted access to all material information that has been or will be provided to other prospective bidders, subject, in all cases, to the terms and conditions of the Confidentiality Agreement, applicable law or other restrictions the Debtor may deem necessary or appropriate to protect the proprietary of the information of the Debtor. The due diligence period for bidders will end at five o'clock p.m. ( 5 p.m.) CDT one business day prior to the Bid Deadline. The Debtor shall coordinate all reasonable requests for additional information and due diligence access from potential bidders. No conditions relating to the completion of due diligence shall be permitted to exist after the Bid Deadline. The Purchased Assets shall be sold on an "as is, where is" basis and by submitting a bid, each potential bidder acknowledges such.

d.	Breakup Fee. Purchaser shall be entitled to break-up fee of $100,000.00 in order to reimburse it for the time, effort and cost it has expended in becoming the stalking horse bidder.

e.
No Bids/One Qualified Bid. In the event the Debtor does not receive a Qualified Bid in addition to Purchaser, the Debtor shall request at the Sale Hearing that the Bankruptcy Court approve the Sale of the Purchased Assets to Purchaser through the Sale Order and rule that the Sale Order be immediately effective upon entry.

f.
The Auction. In the event the Debtor receives more than one Qualified Bid, an Auction shall commence in at 10:00 a.m. (prevailing Central Time) on the date established by the Court, a date that is within sixty (60) days of the Petition Date, at the offices of Debtor's counsel in New Orleans, Louisiana. Each Qualified Bidder shall be invited to attend the Auction which must be attended in person. The following rules shall govern the Auction:

i.
Subject to the limitations set forth in these Bid Procedures, the opening price at such Auction shall be the highest and/or best offer of a Qualified Bidder selected and announced by the Debtor at the commencement of the Auction;

ii.	Only Qualified Bidders may bid at the Auction. If multiple Qualified Bids are received, each Qualified Bidder shall have the right to continue to improve its Qualified Bid at the Auction;

iii.	Each subsequent overbid must provide an incremental amount of at least $100,000.00 of value to the Debtor over the Minimum Overbid, or such other amount as designated by the Debtor from time to time;

iv.	Each bidder will be permitted a fair, but limited, amount of time to respond to the previous bid at the Auction;

v.	The Auction shall be conducted openly and each bidder will be informed of the terms of the previous bid determined by the Debtor to have been the highest and otherwise best bid;

vi.
At the conclusion of the Auction and subject to Court approval following the Auction, the Debtor shall announce as the highest or otherwise best bid for the Purchased Assets the Successful Bidder as well as the second highest or otherwise best bid for the Purchased Assets, the Backup Bidder;

vii.	The Auction may be adjourned by the Debtor from time to time without further notice other than an announcement of such adjournment by the Debtor at the Auction;

Assets to the Successful Bidder, or, should the Successful Bidder fail to close the sale, the Backup Bidder; free and clear of all liens, claims and encumbrances to the fullest extent allowed under section 363(f) of the Bankruptcy Code; and

ix.	The actual bidding at the Auction shall be transcribed or otherwise recorded;

provided that, notwithstanding the foregoing, the Debtor may promulgate such additional rules for the Auction as the Debtor, in its reasonable discretion, deems to be in the best interests of the Debtor's estate.

g.
Successful Bidder. The Debtor shall select the highest and best bid as the Successful Bidder. The Debtor may (a) reject any bid that is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bid Procedures or the terms and conditions of sale, or (iii) contrary to the best interests of Debtor, its estate and creditors, and/or (b) refuse to consider any bid that fails to comply with the Bid Procedures. After the determination of the Successful Bidder, the Debtor shall promptly execute the asset purchase agreement previously executed and submitted by such Successful Bidder, together with any changes thereto necessitated by the parties' actions at the Auction.

h.
Backup Bidder. If the Successful Bidder fails to consummate the sale, breaches the asset purchase agreement executed by the Successful Bidder or otherwise fails to perform, (a) the Debtor may consummate the proposed sale with the next highest or best bidder at the Auction (i.e., the Backup Bidder), without the need for further Court approval, (b) the Debtor will retain the Deposit of such bidder, and (c) the Debtor will maintain the right to pursue all available remedies against the Successful and Backup Bidders.

i.
Deposits. All Deposits (without interest) shall be returned to each bidder not selected by the Debtor as the Successful Bidder or Backup Bidder no later than five (5) business days following the conclusion of the Auction. The Deposit (without interest) of the Backup Bidder shall be returned to the Backup Bidder no later than 72 hours after the closing of the transaction. If the Successful Bidder timely closes the transaction, its Deposit (without interest shall be credited towards the Purchase Price. If the Successful Bidder fails to timely close the transaction, and the Purchased Assets are sold to the Backup Bidder, such Backup Bidder's Deposit (without interest shall be credited towards the Purchase Price.

j.	Credit Bidding. Purchaser will be allowed to credit bid the full amount due of the prepetition secured indebtedness that it received through assignment from Dominion Capital, LLC.

k.	Fees and Expenses. All bidders submitting bids shall bear their own fees and expenses in connection with the bid, the bid process, the Auction and the proposed sale, whether or not such sale is ultimately approved, unless otherwise agreed to by the Debtor and approved by the Court.